UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2018, Lindblad Expeditions Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Credit Suisse A.G., Cayman Islands Branch (“Credit Suisse”) as Administrative Agent and Collateral Agent, providing for a refinancing and amendment of the terms of the Company’s existing secured credit facility (the “Superseded Agreement”).

The Amended Credit Agreement provides for a $200.0 million senior secured first lien term loan facility (the “Term Facility”), which represents an increase of $25.0 million from the senior secured first lien term loan facility under the Superseded Agreement. Consistent with the Superseded Agreement, the Amended Credit Agreement also provides for a $45.0 million senior secured incremental revolving credit facility (the “Revolving Facility”), which includes a $5.0 million letter of credit sub-facility. The Company’s obligations under the Amended Credit Agreement remain secured by substantially all of the assets of the Company.

Borrowings under the Term Facility will bear interest at an adjusted ICE Benchmark administration LIBOR plus a spread of 3.50%, which steps down to 3.25% if the Company’s debt rating from Moody’s and S&P are both B1 (stable) or better and BB (negative) or better, respectively. Borrowings under the Revolving Facility will bear interest at an adjusted ICE Benchmark administration LIBOR plus a spread of 3.00%, or, at the option of the Company, an alternative base rate plus a spread of 2.00%. The Company is also required to pay a 0.5% annual commitment fee on undrawn amounts under the Revolving Facility.

The Amended Credit Agreement also amends certain financial and operational covenants previously provided for under the Superseded Agreement.

The foregoing description of the provisions of the Amended Credit Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Amended Credit Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 28, 2018, the Company issued a press release announcing the entry into the Amended Credit Agreement, which is attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 to Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

March 28, 2018	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer